DEALER ASSISTANCE AGREEMENT

FOR THE SALE OF ADVISOR CLASS SHARES OF THE FAM FUNDS

Ladies and Gentlemen:

We  have  entered  into  a  Distribution  Agreement  with  Fenimore  Asset  Management  Trust

(the  “Trust”),  a  Massachusetts  business  trust  registered  as  a  management  investment  company under  the  Investment  Company  Act  of  1940  (the  “1940  Act”),  in  connection  with  its  three separate  series,  FAM  Value  Fund,  FAM  Equity-Income  Fund  and  FAM  Small  Cap  Fund  (the

“Funds”),  pursuant  to  which  we  have  been  appointed  distributor  and  exclusive  agent  for  the  sale of shares of the Funds.

This  Dealer  Assistance  Agreement  (the  “Agreement”)  has  been  adopted  pursuant  to  Rule

12b-1  under  the  1940  Act  by  the  Trust  on  behalf  of  the  Advisor  Class  Shares  of  each  of  the

Funds  under  a  Service  and  Distribution  Plan  for  Advisor  Class  Shares  (the  “Plan”)  adopted

pursuant  to  said  Rule.    This  Agreement,  being  made  between  Fenimore  Securities,  Inc.  (the

“Distributor”) and the undersigned authorized dealer, relates to the services to be provided by the authorized dealer and for which it is entitled to receive payments pursuant to the Plan.

1.

To  the  extent  that  you  provide  distribution  assistance  and/or  account  maintenance

and   personal   services   in   accordance   with   the   Plan   and   applicable   rules   of   the   National

Association  of  Securities  Dealers,  Inc.  (the  “NASD”)  to  those  of  your  customers  who  may  from time  to  time  directly  or  beneficially  own  Advisor  Class  Shares  of  the  Funds,  we  shall  pay  you  a fee periodically.

2.

The fee paid with respect to each applicable Fund will be computed daily and paid quarterly  at  an  annual  rate  of  up  to  1.00%  of  the  average  net  asset  value  of  the  Advisor  Class

Shares  of  such  Fund  purchased  or  acquired  (0.25%  of  such  amount  being  designated  as  a

“service  fee”  as  defined  in  the  applicable  rules  of  the  NASD),  provided  that  such  shares  are owned  of  record  at  the  close  of  business  on  the  last  business  day  of  the  payment  period  by  your firm  as  nominee  for  your  customers,  or  are  owned  on  such  date  by those  customers  of  your  firm whose records,  as  maintained by the  Fund  or  its shareholder servicing agent, designate  your firm as the customers’ dealer of record or holder of record (the “Subject Shares”).

3.

We  shall  pay  you  the  total  of  the  fees  calculated  for  each  respective  Fund  for  any period  with  respect  to  which  such  calculations  are  made  within  45  days  after  the  close  of  such period.

4.

We  reserve  the  right  to  withhold  payment  with  respect  to  the  Subject  Shares purchased  by  you  and  redeemed  or  repurchased  by  the  Fund  or  by  us  as  agent  within  seven  (7)

business  days  after  the  date  of  our  confirmation  of  such  purchase.   We  reserve  the  right  at  any

time  to  impose  minimum  fee  payment  requirements  before  any  periodic  payments  will  be  made to you hereunder.

5.

You  shall  furnish  us  and  the  Funds  with  such  information  as  shall  reasonably  be requested  either  by  the  Trustees  of  the  Funds  or  by  us  with  respect  to  the  fees  paid  to  you pursuant to this Agreement.

6.

We shall furnish the Trustees of the  Funds, for  their review on a quarterly basis, a written  report  of  the  amounts  expended  under  the  Plan  by  us  and  the  purposes  for  which  such expenditures were made.

7.

Neither  you  nor  any  of  your  employees  or  agents  are  authorized  to  make  any

representation   concerning   shares   of   the   Funds   except   those   contained   in   the   then   current

Prospectus  for  the  Funds,  and  you  shall  have  no  authority to  act  as  agent  for  the  Funds  or  for  the

Distributor.

8.

We  may  enter  into  other  similar  agreements  with  any  other  person  without  your consent.

9.

You   represent   that   you   are   a   member   of   the   Financial   Industry   Regulatory

Authority  (“FINRA”)  and  agree  to  maintain  membership  in  FINRA.   You  agree  to  abide  by  all

the  rules  and  regulations  of  the  Securities  and  Exchange  Commission  and  the  NASD  which  are

binding   upon   underwriters   and   dealers   in   the   distribution   of   the   securities   of   open-end

investment  companies,  including  without  limitation,  Rule  2830  of  the  NASD  Conduct  Rules.

You  shall  comply  with  all  applicable  state  and  Federal  laws  and  the  rules  and  regulations  of authorized regulatory agencies.  You will not sell or offer for sale shares of any Fund in any state where: (i)  you are not qualified to act as a dealer  or (ii) the shares are not qualified for sale under the Blue Sky laws and regulations for such state, except for states in which they are exempt from

qualification.    You  agree  to  notify  us  immediately  if  your  license  or  registration  to  act  as  a broker-dealer is revoked or suspended by any Federal, self-regulatory or state agency.

10.

This  Agreement  may  be  terminated  with  respect  to  any  Fund  at  any  time  without payment  of  any  penalty  by  the  vote  of  a  majority  of  the  Trustees  of  such  Fund  who  are  not interested  persons  of  that  Fund  (the  “Non-interested  Trustees”)  or  by  a  vote  of  a  majority  of  a

Fund’s   outstanding   Advisor   Class   Shares,   on   sixty   (60)   days’   written   notice.     It   will   be

terminated  by any act  which  terminates  either  the  Distribution  Agreement  with  us  or  the  Service and  Distribution  Plan,  and  in  any  event,  it  shall  terminate  automatically  in  the  event  of  its assignment as that term is defined in the 1940 Act.

11.

The  provisions  of  the  Distribution  Agreement,  insofar  as  they  relate  to  the  Plan,

are  incorporated  herein  by  reference.    This  Agreement  shall  become  effective  upon  execution and  delivery  hereof  and  shall  continue  in  full  force  and  effect  as  long  as  the  continuance  of  the

Plan  and  this  related  Agreement  are  approved  at  least  annually  by  a  vote  of  the  trustees,

including  a  majority  of  the  Non-interested  Trustees,  cast  in  person  at  a  meeting  called  for  the

purpose of voting thereon.   All communications to us should be sent to the address shown on the

first  page  of  this  Agreement.   Any  notice  to  you  shall  be  duly  given  if  mailed  or  telegraphed  to you at the address specified by you below.

12.

This  Agreement  shall  be  construed  in  accordance  with  the  laws  of  the  State  of

New York.

FENIMORE SECURITIES, INC.

By:

Name:

Title:

ACCEPTED:

Dealer’s Name

Address

By:

Name:

Title:

Dated:

, 2012

9525898.3.BUSINESS